UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2026

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 Aspen Street, Suite 200C Bozeman, Montana	59715
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (754) 264-8701

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for 1/15 of one share of Class A common stock at an exercise price of $172.50 per share	PSQH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by PSQ Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on April 7, 2026 (the “Original Report”). The sole purpose for filing this Amendment is to provide information regarding the terms of employment agreements entered into with Michael Pena and Krista Wenzel on August 11, 2026, which were not yet finalized at the time of filing the Original Report. This Amendment supplements the Original Report and should be read in conjunction with the Original Report. No other changes have been made to the Original Report.

Item 5.02 in the Original Report is amended and restated to read as follows:

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of James Rinn as Chief Financial Officer

On April 1, 2026, James Rinn provided notice to PSQ Holdings, Inc. (the “Company”) of his resignation from the position of Chief Financial Officer of the Company, effective April 30, 2026. Mr. Rinn’s resignation was not the result of a disagreement between Mr. Rinn and the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Michael Pena as Chief Financial Officer

On April 6, 2026, the Board of Directors (the “Board”) of the Company appointed Michael Pena to the role of Chief Financial Officer of the Company, effective May 1, 2026.

Michael Pena, 43, is an experienced finance executive with a background in structured finance, credit, operations, investor relations, and financial technology. Mr. Pena currently serves as Senior Vice President of Finance at the Company. In that role, he leads financial operations, accounting, and portfolio analytics, and manages the Company’s credit warehouse facility while also supporting risk, insurance, and audit functions. Mr. Pena played a key role in Credova’s acquisition by the Company in March 2024. Prior to the acquisition, he served as Director of Finance of Credova from October 2019 to August 2021 and then CFO of Credova from August 2021 until its sale to the Company in March 2024. In that role, Mike has led the finance team at Credova, guiding all aspects of the company’s finance, accounting, and risk functions. Earlier in his career, Mr. Pena held roles at State Street Bank and Trust. He began his career in public accounting, working on audit and tax engagements. Mr. Pena holds an MBA in Entrepreneurship from Drury University and a BS in Accounting from Missouri State.

There are no arrangements or understandings between Mr. Pena and any other persons pursuant to which he was selected as Chief Financial Officer. Mr. Pena does not have a family relationship with any director or executive officer of the Company. Mr. Pena has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Employment Agreement with Michael Pena

On August 11, 2026, Mr. Pena executed an employment agreement (the “Pena Employment Agreement”) with the Company, effective as of May 1, 2026 (the “Effective Date”). The Pena Employment Agreement provides for the at-will employment of Mr. Pena at an annual base salary of $350,000 and that he will be eligible to receive an annual discretionary performance bonus of up to 30% of his annual base salary, based on his performance and the Company’s attainment of its targeted goals, in the Company’s sole discretion, as well as his ability to participate in the Company’s employee benefit plans generally on the same basis as other similarly situated employees.

Pursuant to the Pena Employment Agreement, Mr. Pena also was granted 12,002 shares of restricted stock on August 11, 2026, which award will vest in full on the first anniversary of the Effective Date, subject to Mr. Pena continuing to provide services to the Company through the first anniversary of the Effective Date. On August 11, 2026, the Company’s compensation committee also approved the conversion of all restricted stock units outstanding as of such date into shares of restricted stock with identical vesting conditions, including all restricted stock units held by Mr. Pena.

The Pena Employment Agreement provides that if his employment is terminated either (i) by the Company without Cause or (ii) by him with Good Reason (each as defined in the Pena Employment Agreement), in either case within the Change in Control Period, then Mr. Pena will be entitled to receive, subject to his execution and nonrevocation of a release of claims in the Company’s favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with the Company or any of its affiliates, (a) a lump sum payment of (x) six months of base salary and (y) an amount equal to 1.25 times his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to six months following his termination date or until he has secured other employment or is no longer eligible for coverage under COBRA, whichever occurs first. The Pena Employment Agreement also provides that if his employment is terminated either (i) by the Company without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Pena will be entitled to receive, subject to his execution and nonrevocation of a release of claims in the Company’s favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with the Company or any of its affiliates, (a) base salary continuation for a period of six months, (b) a lump sum payment equal to 100% of the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to six months. The Pena Employment Agreement also provides for a modified Section 280G “cutback” such that payments or benefits that Mr. Pena receives in connection with a change in control will generally be reduced to the extent necessary to avoid or mitigate the imposition of any excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), if such reduction would result in a greater after-tax payment amount to Mr. Pena, subject to certain terms and conditions in the Pena Employment Agreement.

The foregoing description of the Pena Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Pena Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Appointment of Krista Wenzel as Chief Accounting Officer

On April 6, 2026, the Board of the Company appointed Krista Wenzel to the role of Chief Accounting Officer of the Company, effective May 1, 2026.

Krista Wenzel, 39, is a seasoned finance executive with extensive experience in public company leadership, capital markets, and enterprise finance operations. She currently serves as Senior Vice President of Finance & Accounting at the Company, a role she has held since November 2025. Ms. Wenzel was Vice President of Accounting at the Company from September 2024 to November 2025. Before joining the Company, she served as Chief Financial Officer for multiple infrastructure investment platforms at Meridiam, including the Fiber Platform from April 2023 to September 2024 and the Iowa Energy Collaborative, LLC, from April 2020 to April 2023. In these roles at Meridiam, Ms. Wenzel led finance, treasury, tax, HR, IT, and risk functions and supported capital structures exceeding $1.0 billion, including major financings such as a $320 million project financing and a $600 million revolving credit facility. Earlier in her career, she founded KDW Advisors and held finance leadership roles in consulting firms and municipal utilities. Ms. Wenzel holds an MBA from the University of Phoenix, a BS in Accounting from Iowa State University, and is a Certified Public Accountant.

There are no arrangements or understandings between Ms. Wenzel and any other persons pursuant to which she was selected as Chief Accounting Officer. Ms. Wenzel does not have a family relationship with any director or executive officer of the Company. Ms. Wenzel has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Employment Agreement with Krista Wenzel

On August 11, 2026, Ms. Wenzel executed an employment agreement (the “Wenzel Employment Agreement”) with the Company, effective as of the Effective Date. The Wenzel Employment Agreement provides for the at-will employment of Ms. Wenzel at an annual base salary of $350,000 and that she will be eligible to receive an annual discretionary performance bonus of up to 30% of her annual base salary, based on her performance and the Company’s attainment of its targeted goals, in the Company’s sole discretion, as well as her ability to participate in the Company’s employee benefit plans generally on the same basis as other similarly situated employees.

Pursuant to the Wenzel Employment Agreement, Ms. Wenzel also was granted 12,002 shares of restricted stock on August 11, 2026, which award will vest in full on the first anniversary of the Effective Date, subject to Ms. Wenzel continuing to provide services to the Company through the first anniversary of the Effective Date. On August 11, 2026, the Company’s compensation committee also approved the conversion of all restricted stock units outstanding as of such date into shares of restricted stock with identical vesting conditions, including all restricted stock units held by Ms. Wenzel.

The Wenzel Employment Agreement provides that if her employment is terminated either (i) by the Company without Cause or (ii) by her with Good Reason (each as defined in the Wenzel Employment Agreement), in either case within the Change in Control Period, then Ms. Wenzel will be entitled to receive, subject to her execution and nonrevocation of a release of claims in the Company’s favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with the Company or any of its affiliates, (a) a lump sum payment of (x) six months of base salary and (y) an amount equal to 1.25 times her target bonus for the year of termination (or, if higher, her target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of her target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days she was employed during the calendar year in which her termination occurs, (c) COBRA health continuation for up to six months following her termination date or until she has secured other employment or is no longer eligible for coverage under COBRA, whichever occurs first. The Wenzel Employment Agreement also provides that if her employment is terminated either (i) by the Company without Cause or (ii) by her with Good Reason, in either case outside the Change in Control Period, then Ms. Wenzel will be entitled to receive, subject to her execution and nonrevocation of a release of claims in the Company’s favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with the Company or any of its affiliates, (a) base salary continuation for a period of six months, (b) a lump sum payment equal to 100% of the bonus she would have been paid for the year of termination based on actual performance, pro-rated based on the number of days she was employed during the calendar year in which her termination occurs, and (c) COBRA health continuation for up to six months. The Wenzel Employment Agreement also provides for a modified Section 280G “cutback” such that payments or benefits that Ms. Wenzel receives in connection with a change in control will generally be reduced to the extent necessary to avoid or mitigate the imposition of any excise tax under Sections 280G and 4999 of the Code if such reduction would result in a greater after-tax payment amount to Ms. Wenzel, subject to certain terms and conditions in the Wenzel Employment Agreement.

The foregoing description of the Wenzel Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Wenzel Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Second Amended and Restated Bylaws of PSQ Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 7, 2026).
10.1	Employment Agreement, between PSQ Holdings, Inc. and Michael Pena, effective as of May 1, 2026.
10.2	Employment Agreement, between PSQ Holdings, Inc. and Krista Wenzel, effective as of May 1, 2026.
99.1	Press Release, dated April 7, 2026 (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on April 7, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ Holdings, Inc.

Date: August 14, 2026	By:	/s/ Jim Giudice
	Name:	Jim Giudice
	Title:	Chief Legal Officer